FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FOURTH QUARTER RESULTS

Net sales up 8.0% in local currencies
Company affirms 2010 guidance

MELVILLE, N.Y. – February 23, 2010 – Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners, today reported record financial results for the quarter ended December 26, 2009.
Net sales for the fourth quarter of 2009 were $1.8 billion, an increase of 13.0% compared with the fourth quarter of 2008.  This consists of 8.0% growth in local currencies and 5.0% growth related to foreign currency exchange (see Exhibit A for details of sales growth).
Income from continuing operations attributable to Henry Schein, Inc. for the fourth quarter of 2009 was $86.4 million or $0.94 per diluted share, an increase of 36.9% and 32.4%, respectively, compared with the fourth quarter of 2008.  Current and prior-year results include certain unusual items.  Excluding these items, non-GAAP income from continuing operations was $85.7 million or $0.93 per share, an increase of 8.3% and 5.7%, respectively, compared with the fourth quarter of 2008 (see Exhibit B for reconciliation of GAAP income and EPS from continuing operations to non-GAAP income and EPS from continuing operations).
 “We are pleased to report growth in local currencies for each of our four business Groups, with particular strength in our International Group,” said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.  “For the year, despite a challenging macroeconomic environment we posted solid gains in net sales of 5.7% in local currencies.”
Dental Group sales of $671.7 million increased 1.5%, consisting of 0.2% growth in local currencies and 1.3% growth related to foreign currency exchange.  The 0.2% growth in local currencies included 4.0% growth in Dental consumable merchandise sales and a 7.2% decline in Dental equipment sales and service revenues.
“Quarterly growth in Dental consumable merchandise provides further evidence of positive market trends and the decline in sales of Dental equipment has improved for two consecutive quarters,” commented Mr. Bergman.

-more-

Medical Group sales of $368.2 million increased 5.5%.  Excluding sales of seasonal influenza vaccines, which declined from last year’s fourth quarter, Medical Group sales increased 8.1%.
“Medical sales growth reflects strong sales of consumable products, as well as sales of products related to the treatment and prevention of the H1N1 virus,” said Mr. Bergman.  “During the quarter we announced the formation of Butler Schein Animal Health, which now is in operation as the leading U.S. companion animal health distribution company.  On a worldwide basis, our veterinary business will represent approximately $1.4 billion in annual sales.”
International Group sales of $699.1 million increased 32.4%, consisting of 19.3% growth in local currencies and 13.1% growth related to foreign currency exchange.
“For the first time ever our International Group sales were the largest of our four Groups during the quarter, as we reap the benefits of a multi-year global strategy.  Once again we had double-digit sales growth in local currencies in our International dental, medical and veterinary businesses,” added Mr. Bergman.
Technology and Value-Added Services Group sales of $47.1 million increased 11.2% during the quarter, consisting of 9.8% growth in local currencies and 1.4% growth related to foreign currency exchange.
“During the quarter we saw continued strong growth in electronic services, as well as solid sales of International software products,” explained Mr. Bergman.

Full Year Results
For the 2009 full year, net sales of $6.5 billion represent growth of 2.5% compared with 2008.  This includes 5.7% growth in local currencies and 3.2% decline related to foreign currency exchange.
Income from continuing operations attributable to Henry Schein, Inc. for 2009 was $308.6 million or $3.41 per diluted share, an increase of 24.7% and 25.8%, respectively, compared with 2008.  Excluding unusual items as detailed in Exhibit B, income from continuing operations attributable to Henry Schein, Inc. for 2009 was $289.5 million or $3.20 per diluted share, an increase of 8.7% and 9.6%, respectively, compared with 2008 (see Exhibit B for reconciliation of GAAP income and EPS from continuing operations to non-GAAP income and EPS from continuing operations).

2010 EPS Guidance
Henry Schein today affirmed 2010 financial guidance, as follows:

•	2010 diluted EPS attributable to Henry Schein, Inc. is expected to be $3.40 to $3.56.

•
Guidance for 2010 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations including Butler Schein Animal Health as well as other completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

•	2010 guidance excludes the impact of restructuring costs which are expected to be in the range of $10-12 million and are expected to occur primarily in the first quarter.

-more-

Fourth Quarter Conference Call Webcast
The Company will hold a conference call to discuss fourth quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
Henry Schein, a Fortune 500® company and a member of the NASDAQ 100® Index, is recognized for its excellent customer service and highly competitive prices.  The Company's four business groups – Dental, Medical, International and Technology – serve more than 600,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions.  The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.  Henry Schein also provides exclusive, innovative technology offerings for dental, medical and veterinary professionals, including value-added practice management software and electronic health record solutions.
Headquartered in Melville, N.Y., Henry Schein employs more than 13,500 people and has operations or affiliates in 23 countries.  The Company's net sales reached a record $6.5 billion in 2009.  For more information, visit the Henry Schein Web site at www.henryschein.com.

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC.  These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: decreased customer demand and changes in vendor credit terms; disruptions in financial markets; general economic conditions; effects of a highly competitive market; changes in the healthcare industry; changes in regulatory requirements; risks from expansion of customer purchasing power and multi-tiered costing structures; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from disruption to our information systems; our dependence upon sales personnel, manufacturers and customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service issues with our third-party shippers; risks from rapid technological change; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation.  The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

-more-

CONTACTS:	Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

-more-

HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 26,	December 27,	December 26,	December 27,
	2009	2008	2009	2008
	(unaudited)	(unaudited)

Net sales	$1,786,081	$1,581,179	$6,538,336	$6,380,413
Cost of sales	1,259,809	1,116,271	4,621,516	4,506,118
Gross profit	526,272	464,908	1,916,820	1,874,295
Operating expenses:
Selling, general and administrative	389,653	337,257	1,449,715	1,431,769
Restructuring costs (credits)	(1,023)	23,240	3,020	23,240
Operating income	137,642	104,411	464,085	419,286
Other income (expense):
Interest income	2,305	4,138	9,979	16,355
Interest expense	(5,041)	(7,789)	(23,370)	(34,605)
Other, net	431	(63)	2,026	(5,587)
Income from continuing operations before
taxes, equity in earnings of affiliates and
noncontrolling interests	135,337	100,697	452,720	395,449
Income taxes	(44,119)	(32,423)	(127,521)	(131,210)
Equity in earnings of affiliates	1,466	1,017	5,243	5,037
Income from continuing operations	92,684	69,291	330,442	269,276
Income (loss) from discontinued operations, net of tax	-	(7,074)	2,715	(7,902)
Net income	92,684	62,217	333,157	261,374
Less: Net income attributable to noncontrolling interests	(6,276)	(6,258)	(22,004)	(21,917)
Net income attributable to Henry Schein, Inc.	$86,408	$55,959	$311,153	$239,457

Amounts attributable to Henry Schein, Inc.:
Income from continuing operations	$86,408	$63,108	$308,551	$247,347
Income (loss) from discontinued operations, net of tax	-	(7,149)	2,602	(7,890)
Net income	$86,408	$55,959	$311,153	$239,457

Earnings (loss) per share attributable to Henry Schein, Inc.:

From continuing operations:
Basic	$0.97	$0.71	$3.47	$2.78
Diluted	$0.94	$0.71	$3.41	$2.71

From discontinued operations:
Basic	$0.00	$(0.08)	$0.03	$(0.09)
Diluted	$0.00	$(0.08)	$0.03	$(0.08)

From net income:
Basic	$0.97	$0.63	$3.50	$2.69
Diluted	$0.94	$0.63	$3.44	$2.63

Weighted-average common shares outstanding:
Basic	89,179	88,673	88,872	89,080
Diluted	92,010	89,405	90,556	91,221

Note: The above prior period amounts have been restated to reflect the effects of discontinued operations, the adoption of ASC Topic 470-20 related to convertible debt and ASC Topic 810-10-65 related to the presentation of noncontrolling interests.

-more-

HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 26,	December 27,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$471,154	$369,570
Accounts receivable, net of reserves of $51,724 and $42,855	725,397	734,027
Inventories, net	775,199	731,654
Deferred income taxes	48,001	36,974
Prepaid expenses and other	183,782	193,841
Total current assets	2,203,533	2,066,066
Property and equipment, net	259,576	247,835
Goodwill	986,395	922,952
Other intangibles, net	204,445	214,093
Investments and other	182,036	148,264
Total assets	$3,835,985	$3,599,210

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$521,079	$554,773
Bank credit lines	932	4,936
Current maturities of long-term debt	23,560	156,405
Accrued expenses:
Payroll and related	155,298	135,523
Taxes	86,034	69,792
Other	289,351	262,236
Total current liabilities	1,076,254	1,183,665
Long-term debt	243,373	256,648
Deferred income taxes	100,976	95,399
Other liabilities	75,304	58,109
Total liabilities	1,495,907	1,593,821

Redeemable noncontrolling interests	178,570	233,035
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
90,630,889 outstanding on December 26, 2009 and
89,351,849 outstanding on December 27, 2008	906	894
Additional paid-in capital	603,772	560,023
Retained earnings	1,492,607	1,181,454
Accumulated other comprehensive income	64,194	29,721
Total Henry Schein, Inc. stockholders' equity	2,161,479	1,772,092
Noncontrolling interest	29	262
Total stockholders' equity	2,161,508	1,772,354
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$3,835,985	$3,599,210

Note: The above prior period amounts have been restated to reflect the adoption of ASC Topic 480-10 related to redeemable noncontrolling interests, ASC Topic 470-20 related to convertible debt and ASC Topic 810-10-65 related to the presentation of noncontrolling interests.

-more-

HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Years Ended
	December 26,	December 27,	December 26,	December 27,
	2009	2008	2009	2008
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$92,684	$62,217	$333,157	$261,374
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on sale of discontinued operation, net of tax	-	-	(2,382)	-
Depreciation and amortization	20,563	18,944	81,493	78,127
Amortization of bond discount	1,517	1,435	5,990	5,649
Stock-based compensation expense	7,580	2,369	25,924	25,429
Impairment from write-down of long-lived assets of
discontinued operation	-	8,484	-	8,484
Provision for losses on trade and other
accounts receivable	1,993	2,544	4,747	6,255
Provision for (benefit from) deferred income taxes	3,419	(3,253)	(26,214)	(5,958)
Stock issued to 401(k) plan	-	-	5,301	4,662
Undistributed earnings of affiliates	(1,466)	(1,017)	(5,243)	(5,037)
Other	(162)	2,282	2,373	150
Changes in operating assets and liabilities,
net of acquisitions
Accounts receivable	33,233	39,917	20,445	(26,834)
Inventories	(9,008)	(178)	(19,242)	(68,360)
Other current assets	1,181	14,721	375	11,261
Accounts payable and accrued expenses	26,979	47,653	(29,834)	89,580
Net cash provided by operating activities	178,513	196,118	396,890	384,782

Cash flows from investing activities:
Purchases of fixed assets	(13,210)	(12,751)	(51,627)	(50,870)
Payments for equity investment and business
acquisitions, net of cash acquired	(11,190)	(102,540)	(56,648)	(128,470)
Cash received from business divestiture	-	-	12,716	-
Purchases of available-for-sale securities	-	-	-	(35,925)
Proceeds from sales of available-for-sale securities	1,225	4,150	9,955	5,722
Net proceeds from foreign exchange forward
contract settlements	-	32,246	275	41,336
Other	(861)	(3,410)	(12,119)	197
Net cash used in investing activities	(24,036)	(82,305)	(97,448)	(168,010)

Cash flows from financing activities:
Repayments of bank borrowings	(652)	(1,411)	(4,481)	(7,197)
Principal payments for long-term debt	(877)	(3,582)	(154,329)	(33,721)
Proceeds from issuance of stock upon exercise of stock options	2,181	608	11,870	25,649
Payments for repurchases of common stock	-	(27,843)	-	(82,788)
Excess tax benefits related to stock-based compensation	1,859	406	4,680	11,041
Acquisitions of noncontrolling interests in subsidiaries	-	-	(52,453)	-
Other	(835)	902	(2,962)	(954)
Net cash provided by (used in) financing activities	1,676	(30,920)	(197,675)	(87,970)

Net change in cash and cash equivalents	156,153	82,893	101,767	128,802
Effect of exchange rate changes on cash and cash equivalents	(2,606)	(1,687)	(183)	(6,822)
Cash and cash equivalents, beginning of period	317,607	288,364	369,570	247,590
Cash and cash equivalents, end of period	$471,154	$369,570	$471,154	$369,570

Note:  The above prior period amounts have been restated to reflect the adoption of ASC Topic 470-20 related to convertible debt and ASC Topic 810-10-65 related to the presentation of noncontrolling interests. Certain prior period amounts have been reclassified to conform to the current period presentation.

-more-

Exhibit A

Henry Schein, Inc.
2009 Fourth Quarter
Sales Growth Rate Summary
(unaudited)

Q4 2009 over Q4 2008

	Consolidated	Dental	Medical	International	Technology

Internal Sales Growth	3.0%	-2.5%	4.3%	8.7%	6.4%

Acquisitions	5.0%	2.7%	1.2%	10.6%	3.4%

Local Currency Sales Growth	8.0%	0.2%	5.5%	19.3%	9.8%

Foreign Currency Exchange	5.0%	1.3%	0.0%	13.1%	1.4%

Total Sales Growth	13.0%	1.5%	5.5%	32.4%	11.2%

Total Sales Growth excluding
influenza vaccine sales	13.6%	1.5%	8.1%	32.4%	11.2%

Local Currency Sales Growth
excluding influenza vaccine sales	8.6%	0.2%	8.1%	19.3%	9.8%

Q4 YTD 2009 over Q4 YTD 2008

	Consolidated	Dental	Medical	International	Technology

Internal Sales Growth	0.9%	-4.0%	0.8%	6.2%	6.7%

Acquisitions	4.8%	2.4%	1.2%	10.2%	1.6%

Local Currency Sales Growth	5.7%	-1.6%	2.0%	16.4%	8.3%

Foreign Currency Exchange	-3.2%	-0.6%	0.0%	-8.4%	-2.2%

Total Sales Growth	2.5%	-2.2%	2.0%	8.0%	6.1%

Total Sales Growth excluding
influenza vaccine sales	3.3%	-2.2%	5.9%	8.0%	6.1%

Local Currency Sales Growth
excluding influenza vaccine sales	6.6%	-1.6%	5.9%	16.4%	8.3%

-more-

Exhibit B

Henry Schein, Inc.
2009 Fourth Quarter and YTD
Reconciliation of GAAP results of continuing operations to non-GAAP results of continuing operations
(in thousands, except per share data)
(unaudited)

	Fourth Quarter		%	YTD		%

	2009	2008	Growth	2009	2008	Growth
From Continuing Operations
Income from Continuing Operations attributable to
Henry Schein, Inc.	$86,408	$63,108	36.9%	$308,551	$247,347	24.7%
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	0.94	0.71	32.4%	3.41	2.71	25.8%

Non-GAAP Adjustments (after-tax)
Foreign tax benefit	-	-		$(20,845)	-
Costs related to foreign tax benefit	-	-		1,080	-
Adjustments related to Lehman Brothers Bankruptcy	-	-		(338)	$3,045
Other non-recurring income/expense, net	-	-		(1,028)	-
Restructuring costs (credits)	$(726)	$15,991		2,058	15,991
Income from Continuing Operations attributable to
Henry Schein, Inc.	$(726)	$15,991		$(19,073)	$19,036
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	(0.01)	0.18		(0.21)	0.21

Adjusted Results From Continuing Operations
Income from Continuing Operations attributable to
Henry Schein, Inc.	$85,682	$79,099	8.3%	$289,478	$266,383	8.7%
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	0.93	0.88	5.7%	3.20	2.92	9.6%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

###